BodyTel Scientific Appoints Dr. Wesley Valdes to Scientific Advisory Board

HENDERSON, NV – March 16, 2007 – BodyTel Scientific, Inc. (OTCBB: BDYT) announced today the addition of Wesley Valdes D.O. to the Scientific Advisory Board. Dr. Valdes is a renowned expert in patient monitoring solutions and brings years of clinical experience in real world applications to the company.

The Scientific Advisory Board will be responsible for assisting in the development of BodyTel’s innovative wireless healthcare products and to help guide the development of the company’s leading edge technology solutions.

Benny Lee, BodyTel Scientific, Inc. President and CEO, stated, "We are delighted that Dr. Valdes has joined our Scientific Advisory Board.  His expertise and creativity will prove invaluable as we continue our development of the GlucoTel Meter.”

Dr. Valdes is currently an attending physician at Wellgroup Health Partners at St. James, in Olympia Fields, Illinois.  Concurrently he serves as the Chief Executive Officer of Intensive Monitoring International, which is a US based healthcare consulting company that provides eICU coverage and complex clinical data management for international hospitals.  He was the Founder and President of Industry Communications Inc., a company focused on facilitating and tracking dialogue between patients and healthcare professionals who speak different languages which ensured the highest quality care.

Valdes is also the acting Chief Technical Officer for the non-profit organization, Institute for Clinical Quality and Value. He received a Doctor of Osteopathic Medicine Degree from Chicago College of Osteopathic Medicine and a Bachelor of Science degree from Southern Illinois University.

About BodyTel Scientific, Inc.

BodyTel Scientific Inc. is a company focused on the development of innovative wireless healthcare products. BodyTel offers a complete system of wireless meters covering all relevant data from blood glucose, blood pressure, weight and diet to assist healthcare providers in monitoring the health of their patients suffering from diabetes. Please visit, www.bodytel.com, for more company information.

Forward-Looking Statements

Statements regarding the Company's business which are not historical facts are “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Forward looking statements in this press release include that Dr. Valdes’ expertise and creativity will prove invaluable as the Company continues the development of the GlucoTel Meter.   Actual results may differ materially from those currently anticipated due to a number of factors as we may find that our products must compete with cheaper or better products; we may not be able to retain key employees; a bigger market may not develop for our products and we may not be able to continue to attract new customers; we may face litigation if our technology fails to work when required; our intellectual property may be attacked and defeated in court proceedings; our patent and FDA/CE filings may be rejected by the patent offices and regulators; other companies may discover and develop better or cheaper technologies that would render our products obsolete and we may not have sufficient funding to further develop and/or market our technology.  Readers are directed to the BodyTel Scientific, Inc.’s reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its 8-K filed December 14, 2006 under our prior name Sellcell.net which outlined the company’s current business for further information and factors that may affect BodyTel Scientific Inc.’s business and results of operations as well as the Company’s form 10-KSB filed on December 15, 2006 and the Company’s form 10-QSB filed on January 16, 2007. BodyTel Scientific Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

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